Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Bull Resources, Inc. (the “Company”) of our report dated January 16, 2019, with respect to the consolidated financial statements of the Company for the years ended October 31, 2018 and 2017, included in the Company’s annual report on Form 10-K for the year ended October 31, 2018.

/s/ Smythe LLP

Smythe LLP, Chartered Professional Accountants

Vancouver, Canada

July 12, 2019